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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITOR

   We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 33-37038), Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (N0. 33-23117) and Post Effective No. 3 to the Registration Statement on Form S-8 (No. 33-16688) of Franklin Electronic Publishers, Inc. of our report dated May 12, 2000 related to the consolidated financial statements of Franklin Electronic Publishers, Inc. included in this Annual Report for the year ended March 31, 2000.

                                          RADIN, GLASS & CO., LLP
                                          Certified Public Accountants

June 23, 2000
New York, New York